                                                                    Exhibit 99.1


FOR RELEASE: Immediately

Contact:
Richard K. Arter  Investor Relations        941-362-1200
Richard J. Dobbyn Chief Financial Officer   941-362-1200


           SUN HYDRAULICS CORPORATION DECLARES THIRD QUARTER DIVIDEND


SARASOTA, FLA, August 23, 2001 -- Sun Hydraulics Corporation (NASDAQ:SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on October 15, 2001, to shareholders of record as of September 30, 2001.

Sun Hydraulics Corporation, is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.


                                      -1-